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                                                                   EXHIBIT 10.45

                              SEPARATION AGREEMENT

     This Separation Agreement (this "Agreement") is made by and among MMI Products, Inc., a Delaware corporation (the "Company"), MMI Management Services LP, a Delaware limited liability partnership ("MMI Services") and Ronald R. Ross, on behalf of himself and his spouse, heirs, administrators, and legal and personal representatives of any kind, if any (collectively, "Executive"), and shall become effective upon its signature by all Parties (as hereinafter defined) and expiration of the seven (7) day revocation period referred to in
Section 7 hereof (such date of effectiveness, the "Effective Date").

     WHEREAS, Executive is the President and Chief Executive Officer of the Company and MMI Services;

     WHEREAS, the Company, MMI Services and Executive have agreed to terminate Executive's Employment Agreement, dated October 13, 2000, between the Company, MMI Services and Executive (the "Employment Agreement"), on the terms set forth herein and to release each of the Parties from any claims arising from or related to the Employment Agreement as set forth in this Agreement;

     NOW THEREFORE, in consideration of the mutual promises made herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the Company, MMI Services and Executive (collectively referred to as the "Parties") hereby agree as follows:

     1. Resignation as Executive; Termination of Employment. Executive hereby resigns all offices, both as a director and officer, he holds with Merchants Metals Holding Corporation ("MMHC"), the Company, MMI Services and/or any of their respective subsidiaries. Executive agrees to execute all further documents which the Company and/or MMI Services may request of him to effectuate such resignations. The Parties agree that Executive's employment with the Company is terminated as of April 13, 2001 (the "Termination Date").

     2. Payment.

     (a) MMI Services shall pay (i) on the date hereof, any amounts owed to Executive pursuant to Section 3(a) and Section 3(d) of the Employment Agreement in respect of salary earned and expenses incurred prior to the Date of Termination; and (ii) on the Effective Date, a one time cash severance payment of approximately $211,650 (which represents $300,000 less approximately $88,350 for tax withholding) to Executive on the Effective Date by check sent certified mail return receipt requested. Except as set forth in this Section 2(a), the Company shall not have any further obligation to pay Executive any other wages or compensation or provide any other benefits to Executive (including, without limitation, any wages, compensation or benefits provided for in Sections 4 and 7 of the Employment Agreement), and Executive acknowledges that he has received all wages, compensation and benefits to which he is entitled.

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     (b) Notwithstanding anything to the contrary in Section 2(a), Executive will be entitled to the fees set forth in Sections 4(a) and 4(b) of the Employment Agreement in the event that (i) the conditions for payment of such fees have been met and (ii) the applicable Transaction (as defined in the Employment Agreement) is with one of the parties set forth on Schedule I hereto; provided, that for purposes of this Section 2(b), (x) the termination of Executive's employment pursuant to this Agreement shall be deemed to be a termination pursuant to Section 6(a)(iv) of the Employment Agreement and (y) each of the parties listed on Schedule I hereto, and only such parties, shall be deemed to be a Third Party (as defined in the Employment Agreement) with whom the Company and Executive had been involved in active discussions prior to the Effective Date.

     (c) Following the Termination Date, Executive shall have the right, at his own expense, to the continuation of health care coverage for the period prescribed under COBRA.

     3. Non-Solicitation.

         (a) For a period of eighteen months following the Termination Date, Executive agrees that neither he nor any affiliate shall, directly or indirectly, (i) induce, or attempt to induce, any employee of the Company, MMI Services or any of their respective affiliates to terminate his or her employment with the Company, MMI Services or any of their respective affiliates, as applicable, (ii) hire, or attempt to hire, any such employee of the Company, MMI Services or any of their respective affiliates or (iii) request or solicit any present customer or supplier of the Company to cancel or curtail its business with the Company or MMI Services.

         (b) Executive acknowledges that, in view of the nature of the business in which the Company, MMI Services and their respective affiliates are engaged, the restrictions contained in Sections 3(a) above (the "Restrictions") are both reasonable and necessary in order to protect the legitimate interests of the Company, MMI Services and their respective affiliates, and that any violation of such Restrictions would result in irreparable injuries to the Company, MMI Services and their respective affiliates.

         (c) If any Restriction, or any part thereof, shall be determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full force and effect, without regard to the invalid provisions. If the period of time specified in the Restrictions shall be determined in any judicial or administrative proceeding to be unreasonable or otherwise unenforceable, then the court or the administrative body shall have the power to reduce the period of time and, in its reduced form, such provisions shall then be enforceable and shall be enforced.

     4. Confidential Information. Executive hereby represents and warrants that he has surrendered to the Company and MMI Services all tangible Confidential Information (as hereinafter defined) (and all copies thereof) and all other property belonging to the Company, MMI Services and their respective subsidiaries or affiliates.

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         (a) Definition. Executive understands that Company and MMI Services possess valuable Confidential Information to which Executive has had access to in the performance of his job duties. Executive is responsible for maintaining the confidentiality of such information as set forth in this Agreement. "Confidential Information" shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, owned, developed or possessed by the Company, MMI Services, or any of their parents, subsidiaries or affiliates, including any of their respective predecessors and successors, whether in tangible or intangible form, that is not generally known to the public. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business ideas, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) software ideas, (xv) know-how, technologies, concepts and designs, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business relationships, methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Company, MMI Services or any of their parents, subsidiaries or affiliates in conducting its business operations, (xxi) skills, responsibilities, compensation and personnel files of employees, directors and independent contractors of the Company, MMI Services or any of their parents, subsidiaries or affiliates, (xxii) competitive analyses, (xxiii) contracts with other parties, and (xxiv) other confidential or proprietary information that has not been made available to the general public by the Company's and MMI Services' senior management. Confidential Information shall not include the trade knowledge, skill and expertise developed by the Executive as a result of Executive's prior experience in the building products industry, but shall include such trade knowledge, skill and expertise developed during the Executive's term of employment.

         (b) Non-Disclosure. Executive shall not use or reveal any Confidential Information, or trade secret of the Company or MMI Services for any purpose without the express prior written consent of the Company or MMI Services, as applicable. Executive further agrees that he shall not disclose to any person, firm, or entity the names of suppliers to or customers of the Company or MMI Services, the business of the Company or MMI Services, any trade secret, know-how, or knowledge relating to the manufacturing, sales, or marketing techniques or financial data of the Company or MMI Services except as required by law or provided otherwise in this Agreement. As used herein, trade secret shall be deemed to include, without limitation, the names of (i) any person or entity with whom the Company or MMI Services had any contractual relationship or for whom the Company or MMI Services rendered services or sold any product prior to the Effective Date, or (ii) any person or entity whose business was solicited by the Company or MMI Services prior to the Effective Date.

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     5. Injunctive Relief. Executive acknowledges that, in the event Executive violates, or threatens to violate, any of the covenants in Sections 3 and/or 4, the Company, MMI Services and their respective affiliates shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company, MMI Services or their respective affiliates may be entitled.

     6. Non-Disparagement. (a) Executive shall not, directly or indirectly, make or cause to be made and shall cause the officers, directors, employees, agents and representatives of any entity or person controlled by Executive not to make or cause to be made, any disparaging, denigrating, derogatory or other negative or false statement orally or in writing to any person or entity about MMHC, any holder of 5% or more of any class of the MMHC's voting stock, the Company, MMI Services, their respective parents, subsidiaries or affiliates, their respective executive officers or member of its or their boards of directors, or the business strategy or plans, policies, practices or operations of MMHC, of any holder of 5% or more of any class of the MMHC's voting stock, the Company, MMI Services or their respective parents, subsidiaries or affiliates.

         (b) The Company and MMI Services shall not, directly or indirectly, make or cause to be made and shall cause the officers, directors, employees, agents and representatives of any entity or person controlled by the Company or MMI Services not to make or cause to be made, any disparaging, denigrating, derogatory or other negative or false statement orally or in writing to any person or entity about Executive.

     7. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company, MMI Services or any other person or entity referred to herein. Executive also represents that he has not assigned any claims on his own behalf or on behalf of any other person or entity against the Company, MMI Services or any other person or entity referred to herein.

     8. Release. (a) Executive, Executive's spouse and Executive's current and former affiliates, assigns, executors, agents, advisors, attorneys, and representatives of any kind, if any, by this Agreement RELEASE, SURRENDER, REMISE, ACQUIT, AND FOREVER DISCHARGE MMHC, the Company, MMI Services and each of their current and former employees, officers, directors, shareholders, affiliates, successors, predecessors, partners, parent companies, subsidiaries, assigns, executors, agents, attorneys, and representatives of any kind, if any, from any and all claims, INCLUDING, WITHOUT LIMITATION, ANY AND ALL STATUTORY AND COMMON LAW CLAIMS FOR BREACH OF EXPRESS OR IMPLIED CONTRACT, PAYMENTS DUE AND OWING, MONIES HAD AND RECEIVED, QUANTUM MERUIT, BREACH OF FIDUCIARY DUTY, NEGLIGENCE, NEGLIGENT MISREPRESENTATION, BREACH OF THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, CONVERSION, WRONGFUL DISCHARGE, TORT,

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DEFAMATION, PROMISSORY ESTOPPEL, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS
AMENDED, ANY OTHER CIVIL OR HUMAN RIGHTS LAW, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AMERICANS WITH DISABILITIES ACT, EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO EMPLOYMENT OR DISCRIMINATION IN EMPLOYMENT, INCLUDING CLAIMS ARISING OUT OF OR RELATING TO EXECUTIVE'S EMPLOYMENT BY THE COMPANY AND MMI SERVICES OR HIS RESPECTIVE SERVICES AS A DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY, MMI SERVICES OR THEIR RESPECTIVE SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF EXECUTIVE'S EMPLOYMENT WITH AND SERVICES FOR THE COMPANY AND MMI SERVICES; PROVIDED, HOWEVER, THAT SUCH RELEASE WILL NOT LIMIT OR RELEASE (I) EXECUTIVE'S RIGHTS UNDER THIS AGREEMENT, (II) EXECUTIVE'S RIGHTS TO INDEMNIFICATION FROM THE COMPANY IN RESPECT OF HIS SERVICES AS A DIRECTOR OR OFFICER OF MMHC, THE COMPANY, MMI SERVICES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES AS PROVIDED BY LAW OR THE CERTIFICATES OF INCORPORATION OR BY-LAWS (OR LIKE CONSTITUTIVE DOCUMENTS) OR DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT OF MMHC, THE COMPANY, MMI SERVICES OR ANY SUBSIDIARY THEREOF, (III) THE EXECUTIVE'S RIGHTS AGAINST THE COMPANY OR MMI SERVICES WITH RESPECT TO ANY FRAUDULENT OR CRIMINAL ACTIVITY. OR (IV) CLAIMS ARISING SOLELY AFTER THE DATE HEREOF.

         (b) The Company and MMI Services, on their own behalf and on behalf of their respective subsidiaries, by this Agreement RELEASE, SURRENDER, REMISE, ACQUIT, AND FOREVER DISCHARGE Executive, from any and all claims, INCLUDING WITHOUT LIMITATION, ANY AND ALL STATUTORY AND COMMON LAW CLAIMS FOR BREACH OF EXPRESS OR IMPLIED CONTRACT, PAYMENTS DUE AND OWING, MONIES HAD AND RECEIVED, QUANTUM MERIT, BREACH OF FIDUCIARY DUTY, NEGLIGENCE, NEGLIGENT MISREPRESENTATION, BREACH OF THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, CONVERSION, TORT, DEFAMATION, OR PROMISSORY ESTOPPEL, IN EACH CASE ARISING OUT OF OR RELATING OUT OF OR RELATING TO THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY OR INVESTMENT IN THE COMPANY OR HIS SERVICES AS A DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT SUCH GENERAL RELEASE WILL NOT LIMIT OR RELEASE (I) THE COMPANY'S RIGHTS UNDER THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO THE PROVISIONS OF THE EMPLOYMENT AGREEMENT THAT ARE INCORPORATED HEREIN), (II) THE COMPANY'S RIGHTS AGAINST EXECUTIVE WITH RESPECT TO ANY FRAUDULENT OR CRIMINAL ACTIVITY, OR (III) CLAIMS ARISING SOLELY AFTER THE DATE HEREOF.

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     9. Confidentiality. Each Party agrees to take every reasonable precaution to prevent disclosure of this Agreement to third parties, and each Party agrees that there will be no publicity, directly or indirectly, concerning this Agreement, except as provided or required by law, and except as MMHC, the Company or MMI Services may disclose pursuant to any securities laws. Subject to the exceptions in the immediately preceding sentence, the Parties agree to take every precaution to disclose this Agreement only to those employees, officers, directors, attorneys, accountants, governmental entities and family members who have a reasonable need to know. This provision shall not in any way prevent Executive from disclosing this Agreement to his legal counsel, financial advisors, and his spouse.

     10. Assistance to Third Parties. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company unless under a subpoena or other court order to do so.

     11. Cooperation. Executive agrees to reasonably cooperate with MMHC, the Company and MMI Services as reasonably directed by MMHC, the Company or MMI Services, as applicable, by responding to questions, depositions, administrative proceedings and court hearings, executing documents, and cooperating with the MMHC, Company, MMI Services and their respective accountants and legal counsel with respect to business issues, and/or claims and litigation of which he has personal knowledge. Executive further agrees, except as required by subpoena or other applicable legal process (after MMHC, the Company and MMI Services have been given reasonable notice and opportunity to seek relief from such requirement), to maintain, in strict confidence, any information of which he has knowledge regarding current and/or future claims, administrative proceedings and litigation. Executive agrees, except as required by subpoena or other applicable legal process (after MMHC, the Company and MMI Services have been given reasonable notice and opportunity to seek relief from such requirement), not to communicate with any party(ies), their legal counsel or others adverse to MMHC, the Company or MMI Services in any such claims, administrative proceedings or litigation except through MMHC's, the Company's or MMI Services' designated legal counsel. Executive also shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within his possession and requested by MMHC, the Company or MMI Services relating to MMHC, the Company, MMI Services, their respective subsidiaries and/or their respective operations in order to facilitate the smooth transition of Executive's duties to his successor. The Company or MMI Services shall reimburse Executive for any documented out-of-pocket expenses reasonably incurred by Executive in complying with this paragraph 11.

     12. Tax Consequences. Executive acknowledges and agrees that neither the Company nor MMI Services is making any representations or warranties with respect to the tax consequences of the payment of any sums to Executive under the terms of this Agreement.

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     13. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees, expenses, and other fees incurred in connection with this Agreement.

     14. Arbitration to Enforce Agreement.

         (a) The Parties specifically agree that any controversy, claim, or dispute arising out of this Agreement or any alleged breach thereof, shall be resolved exclusively by arbitration. Any arbitration shall take place in Houston, Texas and be administered by the Houston office of the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules in effect at the time the arbitration is initiated (collectively, the "Rules").

         (b) As soon as a demand for arbitration shall be made by either Party, the AAA shall proceed to provide a list of arbitrators from the Commercial Panel from which the Parties shall select a panel of three neutral arbitrators in accordance with the Rules and normal procedures of the Houston office of the AAA. If necessary, the AAA shall select some or all of the arbitrators when it is authorized to do so under the Rules.

         (c) The arbitration panel shall render a full, complete, conclusive, and binding resolution of the dispute. The arbitration award shall assess all reasonable attorneys' fees and costs, including the costs of the arbitration and the arbitrators' compensation, against the losing Party. Judgment on the award may be entered in any court having jurisdiction thereof.

     15. Authority. The Company and MMI Services represent and warrant that the undersigned has the authority to act on behalf of such Party, and to bind such Party, and all who may claim through such Party to bind them to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Executive warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     16. No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive further represents that he has not relied upon any representations or statements made by the other Parties hereto which are not specifically set forth in this Agreement.

     17. Severability. Subject to the terms of Section 3 hereof, in the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     18. Merger Clause. This Agreement represents the entire agreement and understanding among the Parties concerning Executive's separation from MMHC, the

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Company and MMI Services, and supersedes and replaces any and all prior agreements and understandings concerning Executive's relationship with MMHC, the Company and MMI Services and his compensation by the Company and MMI Services, including without limitation, the Employment Agreement.

     19. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and an authorized representative of the Company and MMI Services.

     20. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to conflicts of laws principles.

     21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     22. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EXECUTIVE ACKNOWLEDGES AND AGREES AS FOLLOWS:

          (a) Executive has been and hereby is advised to consult with an attorney before executing this Agreement;

          (b) Executive has been given twenty-one (21) days to review and consider this Agreement; and

          (c) Executive knowingly and voluntarily agrees to the terms contained in this Agreement;

          (d) Executive has been advised that he may revoke this Agreement by delivering a written revocation to Julius S. Burns, Chairman no later than seven (7) days after Executive executes this Agreement.

     23. Notices. All notices under this Agreement shall be sent via certified mail, return receipt requested, as follows:

          (a)  Executive:

               Ronald R. Ross
               816 Hill Creek Drive
               McKinney, Texas 75077

               with a copy to:

               Thomas W. Hughes, Esq.
               Winstead Sechrest & Minick
               5400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas 75270

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          (b)  The Company:

               MMI Products, Inc.
               515 West Greens Road, Suite 710
               Houston, Texas 77067
               Attention: Julius S. Burns, Chairman

               with a copy to:

               Michael A. Saslaw, Esq.
               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas 75201

          (c)  MMI Services:

               MMI Management Services LP
               515 West Greens Road, Suite 710
               Houston, Texas 77067
               Attention: Julius S. Burns, Chairman

               with a copy to:

               Michael A. Saslaw, Esq.
               Weil, Gotshal & Manges LLP
               100 Crescent Court, Suite 1300
               Dallas, Texas 75201

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     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                       MMI PRODUCTS, INC.,
                                       a Delaware corporation

Dated: April 16, 2001                  By: /s/ Julius S. Burns
                                           -------------------------------------
                                           Julius S. Burns, Chairman


                                       MMI MANAGEMENT SERVICES LP,
                                       a Delaware limited liability partnership

Dated: April 16, 2001                  By: /s/ Julius S. Burns
                                           -------------------------------------
                                           Julius S. Burns, Chairman

                                       RONALD  R. ROSS,
                                       an individual

Dated: April 16, 2001                  By: /s/ Ronald R. Ross
                                           -------------------------------------
                                           Ronald R. Ross

AGREED AND CONSENTED TO
on this 16th day of April, 2001:

/s/  Deanna Jacoby Ross
-----------------------------------
Deanna Jacoby Ross